UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2014

Date of Report (Date of earliest event reported)

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Fountaingrove Parkway

Santa Rosa, CA 95403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 424-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                                                                                                                        Other Events.

As previously disclosed by Keysight Technologies, Inc. (the “Company”), in 2013 Agilent Technologies, Inc. (“Agilent”), which was the parent company of the Company until November 1, 2014, made a report to the Inspector General of the United States Department of Defense (“DOD IG”) regarding pricing irregularities relating to certain sales of electronic measurement products (which are now part of the Company’s business) to U.S. government agencies.  Agilent conducted an investigation with the assistance of outside counsel and approached the DOD IG with a proposed methodology for resolving possible overcharges to U.S. government purchasers resulting from these sales and discussed the matter with the Department of Justice (“DOJ”).

On October 31, 2014, Agilent resolved the matter with the DOJ and agreed to pay $849,678 in connection with this resolution (the “Settlement Payment”).  Pursuant to the terms of the previously disclosed Separation and Distribution Agreement, dated as of August 1, 2014 (the “Separation Agreement”), between the Company and Agilent, the Company will reimburse Agilent for the Settlement Payment on the terms and conditions set forth in the Separation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

Date: November 5, 2014	By:	/s/ Jeffrey K. Li
Jeffrey K. Li
Vice President, Assistant General
Counsel and Assistant Secretary